UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2024

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices, including Zip Code)

(781) 761-4646

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TTOO	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On May 21, 2024, the Company received written notice from the Nasdaq Stock Market LLC (“Nasdaq”), informing the Company that it has regained compliance with the market value of listed securities (“MVLS”) requirement, as set forth in Nasdaq Listing Rule 5550(b)(2) (the “Rule”) for continued listing on the Nasdaq Capital Market.

As previously reported, on November 22, 2023, the Company received written notice from Nasdaq informing the Company that Nasdaq had determined to delist the Company, as it was not in compliance with the Nasdaq’s MVLS requirement because it failed to maintain a MVLS of at least $35 million for a period of 30 consecutive business days. On February 15, 2024, the Company appealed to the Nasdaq Hearings Panel for an exception to the MVLS requirement through May 20, 2024. On March 11, 2024, the Company received notice from the Nasdaq Hearings Panel that it had granted the Company an exception to the Nasdaq requirements, subject to the Company demonstrating compliance with the Rule on or before May 20, 2024.

Nasdaq has informed the Company that it will be subject to a Mandatory Panel Monitor for a period of one year. If, within that one-year monitoring period, the Company fails to comply with any continued listing requirement, the Company will not be permitted additional time to regain compliance with such requirement. However, the Company will have an opportunity to request a new hearing with the Nasdaq Listing Qualifications Hearing Panel prior to the Company’s securities being delisted from Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2024	T2 BIOSYSTEMS, INC.

	By:	/s/ John Sprague
John Sprague
Chief Financial Officer